Exhibit n(i)(b) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                                  REGIONS FUNDS

                                    EXHIBIT C

                                     to the

                               Multiple Class Plan

                         REGIONS AGGRESSIVE GROWTH FUND:

                                 CLASS A SHARES

                                 CLASS B SHARES

         This Multiple Class Plan is adopted by REGIONS FUNDS with respect to the Classes of Shares of the portfolio of REGIONS FUNDS set forth above.

      Witness the due execution hereof this 1st day of June, 2000.

                                  REGIONS FUNDS

                                    By:  /S/ RICHARD B. FISHER
                                       ---------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  Vice President
                                    Date:  June 1, 2000